Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Southern Company Gas of our report dated February 6, 2025, relating to the consolidated financial statements of Southern Natural Gas Company, L.L.C., which appears in Southern Company Gas’ Annual Report on Form 10-K for the year ending December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Houston, Texas
February 21, 2025